Exhibit 21.1

Subsidiaries and Affiliated Entities of the Registrant

Subsidiaries	Place of Incorporation
First High-School BVI	BVI

First High-School HK	Hong Kong

Yunnan Century Long-Spring Technology Co., Ltd.	PRC

Beijing Hengzhong Education Consulting Co., Ltd.	PRC

Yunnan Long-Spring Logistics Service Co., Ltd.	PRC

Consolidated Variable Interest Entities	Place of Incorporation
Long-Spring Education Holding Group Limited	PRC

Beijing Hengyue Education Technology Co., Ltd.	PRC

Beijing Long-Spring Education Technology Co., Ltd.	PRC

Ordos Hengyue Education Technology Co., Ltd.	PRC

Ordos Hengshui Experimental High School	PRC

Yunnan Zhongchuang Education Tutorial School	PRC

Resort District Hengshui Experimental Secondary School	PRC

Yunnan Hengshui Chenggong Experimental Secondary School	PRC

Yunnan Hengshui Experimental Secondary School—Xishan School	PRC

Yunnan Hengshui Yiliang Experimental Secondary School	PRC

Yunnan Long-Spring Foreign Language Secondary School Dianchi Resort District School	PRC

Qujing Hengshui Experimental Secondary School	PRC

Yunnan Yuxi Hengshui Experimental High School	PRC

Kunming Guandu Hengshizhong Education Training School Co., Ltd.	PRC

Xinping Hengshi High School Co., Ltd.	PRC

Xinping Hengshui Experimental Middle School	PRC

Shanxi Long-Spring Enterprise Management Co., Ltd.	PRC

Datong Hengshi Gaokao Tutorial School	PRC

Xishuangbanna Hengshi High School Co., Ltd.	PRC

Guizhou Long-Spring Century Technology Co., Ltd.	PRC

Guizhou Hengshizhong Technology Co., Ltd.	PRC

Yunnan Bainian Long-Spring Technology Co., Ltd.	PRC

Zhenxiong Bainian Long-Spring Technology Co., Ltd.	PRC

Yunnan Hengshui Qiubei Experimental High School	PRC

Yunnan Hengshui Wenshan Experimental High School	PRC

Mengla Hengshui Experimental High School	PRC